UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2025

Cactus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38390	35-2586106
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Memorial City Way, Suite 300

Houston, Texas 77024

(Address of principal executive offices)

(Zip Code)

(713) 626-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	WHD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Framework Agreement

On June 2, 2025, Cactus Companies, LLC (“Cactus Companies”), a subsidiary of Cactus, Inc. (the “Company”), entered into a Framework Agreement (the “Framework Agreement”) with Baker Hughes Holdings LLC (“Baker Hughes Holdings”) and Baker Hughes Pressure Control LP (“Baker Hughes Pressure Control”), each of which is an indirect subsidiary of Baker Hughes Company (“Baker Hughes Company”), pursuant to which the Company will acquire Baker Hughes Company’s surface pressure control business as described below.

Prior to the closing of the transactions contemplated by the Framework Agreement (the “Closing”), Baker Hughes Holdings will effect certain restructuring transactions on the terms and subject to the conditions set forth in the Framework Agreement (the “Restructuring Transactions”), as a result of which Baker Hughes Pressure Control or certain of its subsidiaries will own the Business Assets and the Business Liabilities (each as defined in the Framework Agreement) (collectively, the “Acquired Business”). Also, as part of the Restructuring Transactions, Baker Hughes Pressure Control will convert from a Texas limited partnership to a Delaware limited liability company.

At Closing and pursuant to the Framework Agreement, Baker Hughes Holdings or one or more affiliates thereof will sell 65% percent of the limited liability company membership interests in Baker Hughes Pressure Control (“Membership Interests”) to Cactus Companies or an affiliate thereof for a cash purchase price of $344,500,000 (on a debt-free, and, except as noted below, cash-free basis), subject to certain working capital, cash, debt, capital expenditure and other customary adjustments after Closing (the “Purchase Price” and such transaction, the “Transaction”). The Framework Agreement provides that Baker Hughes Pressure Control will retain minimum cash of approximately $70,000,000 (the “Minimum Cash Amount”), and the Purchase Price will be increased by 65% of the Minimum Cash Amount. Of the remaining 35% of the Minimum Cash Amount, $10,000,000 will be paid on the first anniversary of the Closing and the balance, $14,500,000, at such time as Baker Hughes Company ceases to own directly or indirectly Membership Interests.

At Closing, the applicable Company affiliate(s) and Baker Hughes Company affiliate(s) will enter into an amended and restated limited liability company agreement of Baker Hughes Pressure Control (the “LLC Agreement”), which will provide that, among other things, from and after the second anniversary of the Closing, the Company has the right to acquire, and Baker Hughes Company has the right to compel the Company or Baker Hughes Pressure Control to acquire, the Membership Interests held directly or indirectly by Baker Hughes Company. The purchase price will be based on an enterprise value of Baker Hughes Pressure Control using a multiple of six times its Adjusted EBITDA (as defined and calculated pursuant to the LLC Agreement), subject to a maximum valuation of $660,000,000, and if the Company elects to acquire the Membership Interests, a minimum valuation of $530,000,000.

Certain additional agreements will be entered into in connection with the Closing, including, among others, intellectual property licenses and a Transition Services Agreement.

Under the Framework Agreement, Baker Hughes Holdings and Cactus Companies have made customary representations and warranties and have agreed to be bound to customary covenants for transactions of this type, including committing to use commercially reasonable efforts to obtain necessary permits and approvals. Apart from certain fundamental representations, the representations and warranties will not survive the Closing. Instead, to provide for coverage against certain breaches by Baker Hughes Holdings of its representations and warranties, Cactus Companies has obtained a representation and warranty insurance policy. The policy is subject to a retention amount, exclusions, policy limits and certain other customary terms and conditions.

The completion of the Transaction is subject to customary closing conditions, including, among others: (a) the expiration or termination of any applicable waiting period under certain competition laws and the obtainment of all regulatory clearances under such competition laws, (b) the absence of certain laws or orders of governmental authorities prohibiting the consummation of the Closing, (c) in the case of Cactus Companies’ and Baker Hughes Holdings’ obligations to consummate the Closing, the accuracy of Baker Hughes Holdings’ and Cactus Companies’, respectively, representations and warranties contained in the Framework Agreement, (d) material compliance by Baker Huges Holdings, Baker Hughes Pressure Control and Cactus Companies with their respective obligations under the Framework Agreement, and (e) the absence of a material adverse effect with respect to the Acquired Business. The obligation of Cactus Companies to complete the Transaction is also subject to (a) the delivery to Cactus Companies by Baker Hughes Holdings of audited financial statements of the Acquired Business for the year ended December 31, 2024 and (b) the material completion of the Restructuring Transactions.

The Framework Agreement contains customary termination rights for the parties thereto, including by the mutual consent of Baker Hughes Holdings, Baker Hughes Pressure Control and Cactus Companies, and under certain other circumstances, including by either Baker Hughes Holdings or Cactus Companies, if the Closing has not been consummated on or before December 31, 2025 or, if the only condition remaining unsatisfied is the expiration or termination of any applicable waiting period under certain competition laws and the obtainment of all regulatory clearances under such competition laws, March 31, 2026.

The Framework Agreement is not subject to any financing condition. The Company expects to utilize cash on hand (approximately $348,000,000 as of March 31, 2025) and funds from the undrawn ABL Credit Facility (as amended by the ABL Credit Facility Amendment (each as defined below)) to fund the Purchase Price. The Company may elect to pursue one or more debt financing transactions prior to the Closing to preserve liquidity.

Subject to satisfaction of the closing conditions, the Transaction is expected to close in the second half of 2025.

The foregoing descriptions of the Framework Agreement and the LLC Agreement are summaries of the material terms thereof, do not purport to be complete and are qualified in their entirety by reference, as applicable, to the complete text of the Framework Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report and is incorporated herein by reference, and the Form of LLC Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The Framework Agreement and the above description have been included in this Current Report to provide investors and stockholders with information regarding the terms of the Framework Agreement. These disclosures are not intended to provide any other factual information about the Company, Cactus Companies, Baker Hughes Company, Baker Hughes Holdings, Baker Hughes Pressure Control, or their respective subsidiaries, affiliates, businesses, or equityholders. The representations, warranties and covenants contained in the Framework Agreement were made only for purposes of the Framework Agreement and as of specific dates; were solely for the benefit of the parties to the Framework Agreement; and may be subject to limitations agreed upon by the parties thereto, including being qualified by confidential disclosures made by each contracting party to the others for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or conditions of the Company, Cactus Companies, Baker Hughes Company, Baker Hughes Holdings, Baker Hughes Pressure Control, or any of their respective subsidiaries, affiliates, businesses, or equityholders. Investors are not third-party beneficiaries under the Framework Agreement and should not rely on the representations, warranties and covenants contained in the Framework Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Cactus Companies, Baker Hughes Company, Baker Hughes Holdings, Baker Hughes Pressure Control, or their respective subsidiaries, affiliates, and businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Framework Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Amendment to ABL Credit Facility

On June 2, 2025, Cactus Companies entered into an amendment (the “ABL Credit Facility Amendment”) to its Amended and Restated Credit Agreement originally entered into on February 28, 2023 by and among Cactus Companies, as borrower, Cactus Wellhead, LLC and certain other subsidiaries of Cactus Companies, as guarantors, JPMorgan Chase Bank, N.A., as lender, administrative agent, issuing bank and swingline lender and certain other lenders (as amended prior to the ABL Credit Facility Amendment, the “ABL Credit Facility”).

The ABL Credit Facility Amendment amended the ABL Credit Facility to, among other things, (a) not require guarantees or collateral from non-wholly owned subsidiaries acquired in connection with the transactions contemplated by the Framework Agreement and (b) not require guarantees or collateral from subsidiaries organized outside the United States.

The other material terms of the ABL Credit Facility were unchanged.

The foregoing description of the ABL Credit Facility Amendment is a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the complete text of the ABL Credit Facility Amendment, a copy of which will be filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2025.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report relating to the ABL Credit Facility Amendment is incorporated by reference in this Item 2.03

Item 7.01	Regulation FD Disclosure.

On June 2, 2025, the Company announced the signing of the Framework Agreement described in Item 1.01 above. A copy of the press release announcing the signing of the Framework Agreement is attached hereto as Exhibit 99.2 and is incorporated herein by reference. Also, on June 2, 2025, the Company posted a presentation to its website relating to the Transaction, a copy of which is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibits 99.2 and 99.3, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as set forth by specific reference in such filing.

Forward Looking Statements

This report includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act regarding the Transaction and related transactions. These statements are not historical or current facts and deal with potential future circumstances and developments, in particular statements regarding whether and when the transactions contemplated by the Framework Agreement will be consummated. Forward-looking statements are qualified by the inherent risk and uncertainties surrounding future expectations generally and may materially differ from actual future experience. Risks and uncertainties that could affect forward-looking statements include: satisfaction of conditions to the Closing and related transactions and the risks that are described in the Company’s annual report on Form 10-K for the year ended December 31, 2024, quarterly report on Form 10-Q for the quarter ended March 31, 2025, and in subsequent reports filed under the Exchange Act. This report speaks only as of its date and the Company disclaims any duty to update the information herein other than as required by applicable law or regulation.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Framework Agreement by and among Baker Hughes Holdings LLC, Cactus Companies, LLC and Baker Hughes Pressure Control LP, dated as of June 2, 2025*
99.1	Form of Amended and Restated Limited Liability Company Agreement of Baker Hughes Pressure Control LLC*
99.2	Press Release of Cactus, Inc. dated June 2, 2025 announcing the Framework Agreement
99.3	Investor Presentation dated June 2, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* All or certain of the schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that the Company may request confidential treatment of omitted items.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cactus, Inc.

June 2, 2025	By:	/s/ Jay A. Nutt
Date	Name:	Jay A. Nutt
	Title:	Executive Vice President, Chief Financial Officer and Treasurer